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                                                                   EXHIBIT 21.1

Chadmoore Subsidiaries & Relationships
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Chadmoore Wireless Group, Inc.: Parent Company to Chadmoore Communications,
Inc. CMRS Systems, Inc., 800 SMR Network, Inc. and Chadmoore Construction Services, Inc.

Chadmoore Communications, Inc.: Parent Company to Chadmoore Communications of Tennessee, Inc. and Chadmoore Communications of Memphis, Inc.

Chadmoore Wireless Group, Inc.:
     Publicly traded company

Chadmoore Communications, Inc.:
     Majority owned by Chadmoore Wireless Group, Inc.

CMRS Systems, Inc.:
     Wholly owned by Chadmoore Wireless Group, Inc.

800 SMR Network, Inc.:
     Wholly owned by Chadmoore Wireless Group, Inc.

Chadmoore Construction Services, Inc.:
     Wholly owned by Chadmoore Wireless Group, Inc.

Chadmoore Communications of Tennessee, Inc.:
     Wholly owned by Chadmoore Wireless Group, Inc.

Chadmoore Communications of Memphis, Inc.
     Wholly owned by Chadmoore Wireless Group, Inc.